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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of January 15, 1999 (the "Commencement Date") by and between DISCOVERY TOYS, INC., a California corporation (the "Company"), and LANE NEMETH ("Executive").

                                R E C I T A L S:

      WHEREAS, pursuant to a Stock Transfer Agreement, dated as of January ___, 1999, among the Company, Discovery Toys, L.L.C. (the "LLC") and Avon Products, Inc. ("Avon"), Avon is selling to the LLC a majority of the issued and outstanding capital stock of the Company;

      WHEREAS, pursuant to a Stock Transfer Agreement, dated as of January __, 1999 Executive is acquiring 73,710 of the issued and outstanding capital stock of the Company;

      WHEREAS, Avon, the Company and Executive are parties to the Amended and Restated Employment Agreement dated as of January 31, 1997 (the "Prior Employment Agreement");

      WHEREAS, the Company presently is involved in the business of the sale and delivery of toys and books; and

      WHEREAS, the Company desires to employ Executive and Executive is desirous of and wishes to enter into this Agreement, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, it is agreed as follows:

                                    SECTION 1

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth below:

      1.1 "AFFILIATE" shall mean a corporation that, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 10% or more of the Voting Stock of the corporation in question.

      1.2 "BASIC SALARY" shall have the meaning assigned to that term in Section
5.1 of this Agreement.

      1.3 "BOARD" shall mean the Board of Directors of the Company, as duly constituted from time to time.

      1.4 "BUSINESS" shall mean the toy and book business to be conducted by the Company or any Subsidiary or Affiliate of any thereof, directly or indirectly.

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      1.5 "CAUSE" shall mean any of the following:

            (a) If Executive engages in (i) fraud, or (ii) embezzlement, or
(iii) Executive is indicted for a felony and such indictment is not dismissed within 180 days, or (iv) Executive engages in such conduct that results in substantial damage to the reputation of the Company or a Subsidiary or Affiliate; or

            (b) The willful commission by Executive of a material breach of the representation and warranty contained in Section 8; or

            (c) The continuing willful failure of Executive to perform the Duties to the Company or a Subsidiary (other than any such failure resulting from Executive's incapacity due to Disability), or a material breach of the written policies of the Company or Section 9, each after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Executive by the Board; or

            (d) If Executive declines to follow any lawful and reasonable instruction or policy formally adopted by the Board and formally communicated to Executive.

      For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interests of the Company or a Subsidiary. The determination of whether Cause exists for purposes of Section 7.4 shall be made by the Board, without Executive's participation as a director.

      1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

      1.7 "COMMENCEMENT DATE" shall be January 1, 1999.

      1.8 "CONFIDENTIAL INFORMATION" shall include, without limitation by reason of specification, any information, including without limitation trade secrets, subscriber, advertiser, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, manufacturing and advertising know-how, possible acquisition information and other business affairs of the Company or its Affiliates that (i) is or are designed to be used in, or are or may be useful in connection with, the Business, or that, in the case of any of these entities, results from any of the research or development activities of any such entity, or (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Executive, or (iii) gives the Company, a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same. Confidential Information shall not include information which is generally available to the public (except by reason of or as a consequence of a breach by Executive of her obligation under Section 9).

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      1.9 "DISABILITY" shall mean the inability of Executive to perform
Executive's Duties for the Company or any Subsidiary, if employed by the Company or a Subsidiary, pursuant to the terms of this Agreement and the By-Laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than ninety (90) consecutive days or an aggregate of one hundred twenty (120) days in any 365-day period. The existence of a Disability means that Executive's mental and/or physical condition substantially interferes with Executive's performance of her Duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts. The Board shall provide the names of three medical experts to Executive. Executive or her designee shall choose one of the three medical experts within 30 days after such list is provided to Executive. In the absence of a timely selection, the Board shall select the medical expert.

      1.10 "DUTIES" shall have the meaning assigned to that term in Section 2.1 of this Agreement.

      1.11 "EMPLOYMENT YEAR" shall mean each twelve-month period, or part thereof, during which Executive is employed hereunder, commencing on the Commencement Date and on the day immediately preceding the first anniversary of the Commencement Date and the twelve-month period commencing on an anniversary of the Commencement Date and ending on the day immediately preceding the next anniversary of such earlier anniversary date.

      1.12 "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

      1.13 "RESTRICTED PERIOD" shall be the period during which Executive is restricted by the Non-Competition Agreement among Executive, the Company and the LLC.

      1.14 "SUBSIDIARY" shall mean a corporation of which more than fifty percent (50%) of the Voting Stock is owned, directly or indirectly, by the Company.

      1.15 "TERM" shall mean the term of employment of Executive under this Agreement.

      1.16 "TERM DATE" shall have the meaning assigned to that term in Section 3 of this Agreement, or any earlier date upon which this Agreement shall terminate pursuant to Section 7 hereof.

      1.17 "VOTING STOCK" shall mean capital stock of a corporation that gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

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      Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

                                    SECTION 2

                       EMPLOYMENT AND DUTIES OF EXECUTIVE

2.1 EMPLOYMENT; TITLE; DUTIES. The Company hereby employs Executive, and Executive hereby accepts appointment, as Chairperson of the Company. The duties of Executive shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, to pursue the objectives of the Business, to perform generally those responsibilities assigned to her by the Board, and to render services as are necessary and desirable to protect and to advance the best interests of the Company and any Subsidiary (collectively, the "Duties"), acting, in all instances, under the supervision of and in accordance with the policies and instructions of the Board. Executive shall report to and be under the supervision of the Board.

      2.2 PERFORMANCE OF DUTIES. Executive shall devote such time as is reasonably necessary to perform the Duties as an executive of the Company and for the performance of such other duties as are assigned to her from time-to-time by the Board. During the Term, Executive: (i) shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business; and
(ii) shall not engage in or become employed, directly or indirectly, in a business that competes with the Business of the Company or any Subsidiary, without the prior written consent of the Board, nor shall she act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person that competes with the Business, without such written consent, which, in both instances, may be given or withheld by the Board in its absolute discretion. Notwithstanding the foregoing, Executive may engage in activities to promote a book authored by her during the first twelve (12) months of the Term so long as such activities do not materially interfere with the Duties. Except for normal business travel, Executive shall not be required to perform the Duties from a location other than Northern California.

                                    SECTION 3

                               TERM OF EMPLOYMENT

      The employment of Executive pursuant to this Agreement shall commence as of the Commencement Date and shall end on January ___, 2003 (the "Term Date"), unless sooner terminated pursuant to Section 7.

                                    SECTION 4

                            COMPENSATION AND BENEFITS

      The Company shall pay Executive, as compensation for all of the services to be rendered by her hereunder during the Term, and in consideration of the various restrictions imposed upon

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Executive during the Term, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no compensation shall be paid to Executive under this Agreement for any period subsequent to the termination of employment of Executive for any reason whatsoever, except as provided in Section 7.

                                    SECTION 5

                               BASIC SALARY/BONUS

5.1 BASIC SALARY. The Company shall pay Executive, as compensation for all of the services to be rendered by her hereunder during each Employment Year, a salary of Three Hundred Thousand Dollars ($300,000) per Employment Year (the "Basic Salary"), payable in substantially equal monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company to Executive and such other deductions or amounts, if any, as are authorized by Executive. The Basic Salary shall be prorated for the month in which employment of Executive by the Company commences or terminates, and for any Employment Year that is less than twelve (12) months in duration. The Basic Salary shall be subject to an annual review by the Board, and the Basic Salary may be increased by the Board but not reduced.

      5.2 BONUS. The Company shall pay Executive an annual cash bonus within ninety (90) days of the end of each Employment Year targeted at between fifty percent (50%) and one hundred percent (100%) of the Basic Salary depending on Executive and the Company meeting financial and non-financial goals, which goals will be established annually within the first 90 days of each Employment Year by the Board after consultation with Executive. Executive shall submit to the Board within forty five days after the commencement of an Employment Year a set of goals for such Employment Year ("Executive Goal Statement"). If the Board shall not establish such goals after receipt of the Executive Goal Statement and prior to the end of such 90 day period, Executive shall give prompt written notice of such failure to establish such goals. If the Board does not establish such goals within 30 days after such notice to the Board, then Executive shall be entitled to receive a Bonus equal to 75% of the Base Salary for the relevant Employment Year.

                                    SECTION 6

               ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

6.1 ADDITIONAL BENEFITS. The Company shall provide the following additional benefits to Executive during the Term:

            (i) five (5) weeks vacation with pay in each Employment Year. There will be no carryover of unused vacation time or pay from Employment Year to Employment Year except in accordance with the written policies of the Company. Executive shall also be entitled to all holiday privileges approved by the Board generally for employees of the Company during the Term;

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            (ii) allowance for an automobile in the amount of $1,341.48 per month plus reimbursement for the premiums for liability insurance for such automobile;

            (iii) participation in 401(k) plan and life, medical and disability insurance plans currently maintained by the Company for employees of the Company, but only to the extent Executive is eligible for participation under the provisions of such plans;

            (iv) first class air travel for all Company-related business trips;

            (v) such other benefits as the Board shall lawfully adopt and approve for Executive;

            (vi) provide Executive with an amount of cash to convert a portion of her residence into an office from which she can conduct the Duties or pay rental on office space sufficient for Executive and her executive assistant to perform the Duties, in each case in amounts to be approved by the Board;

            (vii) provide Executive with term life insurance with a face amount of $1 million, so long as Executive is insurable at market rates and terms; and

            (viii) reimburse Executive for the monthly maintenance charge for a home security system.

      6.2 REIMBURSEMENT FOR EXPENSES. The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by her during the Term in the performance of her services under this Agreement. Expenses in excess of $5,000 (exclusive of air fare) per business event must be approved in advance in writing by the Board or the chief executive officer of the Company. All expenses to be reimbursed must be consistent with the policies for reimbursement adopted by the Board. In no event may Executive exceed budgeted expenditures allowed for her which are set by the Board or the chief executive officer of the Company without prior written approval of the Board or the chief executive officer of the Company. In the event the Company requires Executive to travel on business during the Term, Executive shall be reimbursed for any travel expenses in accordance with this Section 6.2.

                                    SECTION 7

                            TERMINATION OF EMPLOYMENT

7.1 DEATH. If Executive dies during the Term, her employment under this Agreement shall automatically terminate on the date of her death and no further compensation shall be due hereunder to Executive or Executive's estate.

      7.2 DISABILITY. If, during the Term, Executive has a Disability, the Company may, at any time after Executive has a Disability, terminate Executive's employment by written notice to her. The date on which the Company sends written notice of termination under this Section 7.2 shall be the Term Date hereunder. In the event that Executive's employment is terminated as a result of a Disability, Executive shall cease to receive any further compensation hereunder.

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      7.3 VOLUNTARY TERMINATION. The Agreement may be terminated by Executive at any time upon sixty (60) days prior written notice to the Company. If Executive terminates her employment with the Company, she shall be treated as if she had been terminated by the Company for Cause, and shall be subject to the provisions of Section 7.4 hereof.

      7.4 TERMINATION FOR CAUSE. The Company may terminate Executive's employment hereunder for Cause at any time by written notice given to Executive by the Board. The date on which the Company sends written notice of termination under this Section 7.4 shall be the Term Date hereunder. If Executive's employment is terminated for Cause, she shall be entitled to receive only the portion of her Basic Salary accrued to the Term Date and not theretofore paid to her and reimbursement for any expenses properly incurred by Executive and supported by appropriate vouchers, which expenses have been incurred prior to the Term Date and not theretofore reimbursed. Except as set forth in the immediately preceding sentence, all of Executive's rights to compensation hereunder shall be terminated, in the event of termination for Cause, as of the Term Date.

      7.5 TERMINATION WITHOUT CAUSE. Executive acknowledges that her employment by the Company is "at will" and thus the Company may terminate the employment of Executive without Cause upon written notice to Executive. Upon a termination of this Agreement without Cause, the Company shall pay Executive her Basic Salary for the balance of the stated Term ("Severance Period"), provide her with welfare benefits of the Company generally available to other employees of the Company during the one (1) year period following termination, pay Executive any accrued and unpaid Bonus earned by Executive (such Bonus to be pro rata based upon the number of days in the Employment Year prior to the Term Date) for the Employment Year in which the Term Date occurs within ninety (90) days of the end of such Employment Year and expenses incurred prior to the Term Date which are subject to reimbursement under Section 6.2. Executive may elect after termination of medical benefits as provided above, to continue such benefits pursuant to COBRA.

      7.6 NO DUTY TO MITIGATE OR SETOFF. Executive shall have no duty to mitigate any payment to be made by the Company hereunder by seeking alternative employment and the Company shall not setoff against any payment due Executive hereunder resulting from any liability of Executive to the Company.

                                    SECTION 8

                    REPRESENTATION AND WARRANTY BY EXECUTIVE

      Executive hereby represents and warrants to the Company, the same being part of the essence of this Agreement that, as of the Commencement Date, she is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would in any way restrict or prohibit her in any material way from undertaking or performing any of her obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

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                                    SECTION 9

               CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

9.1 ACKNOWLEDGMENT OF CONFIDENTIALITY. Executive understands and acknowledges that she may obtain Confidential Information during the course of her employment by the Company. Executive further acknowledges that the services to be rendered by her are of a special, unique and extraordinary character and that, in connection with such services, she will have access to Confidential Information vital to the Business. Accordingly, Executive agrees that she shall not, either during the Term or the Restricted Period, (i) use or disclose any such Confidential Information outside the Company and any Subsidiaries and Affiliates; (ii) publish any works, speeches or articles with respect thereto; or (iii) except as required in the proper performance of her services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or any Subsidiary or Affiliate.

      In the event Executive is required by law or a court order to disclose any such Confidential Information, she shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law, which in her opinion requires such disclosure and, if the Company so elects, to the extent that it is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

      9.2 DELIVERY OF MATERIAL. Executive shall promptly, and without charge, deliver to the Company on the termination of her employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business, and all property associated therewith, which she may then possess or have under her control. Such material shall not include any material related to the book with Executive is authoring about her life.

      9.3 VENDOR LISTS. Executive acknowledges that (i) all lists of customers and vendors of the Company, any Subsidiary or of any Affiliate developed during the course of Executive's employment and/or by the Company are and shall be the sole and exclusive property of the Company, any Subsidiary and its Affiliates, as the case may be, and Executive further acknowledges and agrees that she neither has nor shall have any personal right, title or interest therein; (ii) that such lists are and must continue to be confidential; and (iii) that such lists are not readily accessible to competitors of the Company, any Subsidiary or Affiliate.

      9.4 IDEAS, PROGRAMS, ETC. If, during the Term, Executive invents or develops any ideas, vendor or customer lists or the like, relating to or useful in connection with the Business, the same are and shall remain the property of the Company, and she will promptly deliver all copies of the same to the Company, assign her interest therein to the Company and execute such documents as Company's counsel may request to convey title thereof to the Company. Executive shall not be entitled to any compensation, other than as provided in this Agreement, for carrying out her obligations to the Company under this
Section 9.4 or any other subsection of this Section 9.

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      9.5 EXTENSION OF SECTION 9. All of the provisions of Section 9 shall be deemed to be applicable to all Confidential Information, and to all ideas, programs, etc., as referred to in Section 9.4, to which Executive may have obtained access or which she may have invented or developed during her employment by the Company.

                                   SECTION 10

                              DISPUTES AND REMEDIES

10.1 WAIVER OF JURY TRIAL. EXECUTIVE AND THE COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY DISPUTE THAT ARISES UNDER THIS AGREEMENT.

      10.2 INJUNCTIVE RELIEF. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 9, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

            (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Executive that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

            (ii) the right and remedy to recover monetary damages from Executive.

      10.3 PARTIAL ENFORCEABILITY. If any provision contained in Section 9, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Executive's agreements, covenants and undertakings, or the other restrictions that she has accepted, in Section 9, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

      10.4 INTENTION OF PARTIES. It is distinctly understood and agreed that the confidentiality, proprietary right, and restrictive covenant provisions of this Agreement have been accepted, and agreed to by Executive, in contemplation, not only of this Agreement, but in contemplation of the simultaneous (or approximately simultaneous) execution of the Stockholders' Agreement, Executive being a stockholder of the Company and the Non-Competition Agreement among the Company, the LLC and Executive. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 9 of this Agreement shall be enforced as written and to the fullest extent possible.

      10.5 ADJUSTMENT OF RESTRICTIONS. Despite the prior provisions of this
Section 10, if any covenant or agreement contained in Section 9, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to

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reduce the duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

      10.6 CHOICE OF LAW/CHOICE OF FORUM. This Agreement shall be governed in all respects by the laws of the State of California. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid thereon. Process in any action or proceeding referred to in the preceding sentence, may be served on any party anywhere in the world in accordance with the notice provisions provided in Section 13.

      10.7 ARBITRATION. Except for the right of the Company to seek injunctive relief under Section 10.2, disputes under this Agreement shall be subject to the Mutual Agreement to Arbitrate Claims between the Company and Executive.

                                   SECTION 11

                                    SURVIVAL

      The provisions of Sections 7, 8, 9, and 10 and this Section 11 shall survive termination of this Agreement and remain enforceable according to their terms.

                                   SECTION 12

                                  SEVERABILITY

      The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other court hereof.

                                   SECTION 13

                                     NOTICES

      All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

      IF TO THE COMPANY:

      Discovery Toys, Inc.
      6400 Brisa Street
      Livermore, California  94550
      Attention:  President
      Telecopy:  925-371-3705

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      with a copy to:

      Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
      One Riverfront Plaza
      Newark, New Jersey  07102
      Attention:  Frank E. Lawatsch, Jr., Esq.
      Telecopy:  973-639-6249

      IF TO EXECUTIVE:

      Lane Nemeth
      4037 Happy Valley Road
      Lafayette, California 94549
      Telecopy:  925-284-5046

      with a copy to:

      Severson & Werson
      One Embarcadero Center
      San Francisco, CA  94111
      Attention:  Roger S. Mertz, Esq.
      Telecopy:  415-956-0439

      By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

                                   SECTION 14

                            ASSIGNMENT AND SUCCESSORS

      Neither this Agreement nor any of Executive's rights or duties hereunder may be assigned or delegated by Executive. This Agreement is not assignable by the Company without the consent of Executive, except to any successor in interest that takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any entity into or with which the Company is merged or consolidated or that takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

                                   SECTION 15

                       ENTIRE AGREEMENT, WAIVER AND OTHER

15.1 INTEGRATION. This Agreement, the Mutual Agreement to Arbitrate Claims between the Company and Executive dated the date hereof, and the Non-Competition Agreement among

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Executive, the Company and the LLC dated the date hereof contain the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

      15.2 NO WAIVER. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Executive with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

      Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Executive reduce her obligations under this Agreement.

      This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein. No waiver of any provision of this Agreement or any amendment of this Agreement shall be binding upon the Company unless approved by the Board.

      15.3 TERMINATION OF PRIOR EMPLOYMENT AGREEMENT. The Prior Employment Agreement is terminated effective January __, 1999 without any further liability of the Company or Executive except for those obligations of Executive in the Prior Agreement which survive such termination.

                                   SECTION 16

                                  GOVERNING LAW

      This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of California.

                                   SECTION 17

                                    HEADINGS

      The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above, to be effective as of the Commencement Date.

                                    DISCOVERY TOYS, INC.

                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                    -----------------------------------------
                                    LANE NEMETH


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                                    EXHIBIT A

      The principal duty of Executive as Chairperson of the Company shall be to perform the services set forth below:

      (a)   Creating and developing toys and books marketed by the Company.

      (b)   Public relations regarding the Company and Executive's new book.

      (c) Continuing working with field representatives in motivational activities.

      (d)   Developing the book publishing segment of the Company.

      (e) As requested by the Board, to work on a new venture involving retail store development.